UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

______________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2014

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STEELCASE INC.
(Exact name of registrant as specified in its charter)

Michigan	1-13873	38-0819050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer identification number)

901 44th Street SE
Grand Rapids, Michigan		49508
(Address or principal executive offices)		(Zip code)

Registrant's telephone number, including area code: (616) 247-2710

None
(Former address, if changed since last report)
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders

The Company held its annual meeting of shareholders on July 16, 2014.  At that meeting, shareholders voted on three proposals presented in the Company's Proxy Statement dated June 4, 2014 relating to the annual meeting.  The results of the votes are as follows.

·	Proposal 1: Election of thirteen nominees to the Board of Directors

	For		Withheld
Nominee	Votes	% of Total Votes	Votes	% of Total Votes	Broker Non-Votes
Lawrence J. Blanford	363,182,435	99.5%	1,796,800	0.5%	6,743,363
William P. Crawford	364,156,299	99.8%	822,936	0.2%	6,743,363
Connie K. Duckworth	364,607,999	99.9%	371,236	0.1%	6,743,363
James P. Hackett	364,127,144	99.8%	852,091	0.2%	6,743,363
R. David Hoover	364,587,659	99.9%	391,576	0.1%	6,743,363
David W. Joos	364,021,041	99.7%	958,194	0.3%	6,743,363
James P. Keane	364,198,882	99.8%	780,353	0.2%	6,743,363
Elizabeth Valk Long	362,726,319	99.4%	2,252,916	0.6%	6,743,363
Robert C. Pew III	364,158,297	99.8%	820,938	0.2%	6,743,363
Cathy D. Ross	364,531,447	99.9%	447,788	0.1%	6,743,363
Peter M. Wege II	364,016,474	99.7%	962,761	0.3%	6,743,363
P. Craig Welch, Jr.	364,090,564	99.8%	888,671	0.2%	6,743,363
Kate P. Wolters	363,956,330	99.7%	1,022,905	0.3%	6,743,363

There were no votes cast against or abstentions with respect to any nominee named above.

·	Proposal 2: Advisory vote to approve named executive officer compensation

For		Against		Abstentions
Votes	% of Total Votes	Votes	% of Total Votes	Votes	% of Total Votes	Broker Non-Votes
361,018,559	98.9%	2,236,063	0.6%	1,724,613	0.5%	6,743,363

·	Proposal 3: Ratification of independent registered public accounting firm

For		Against		Abstentions
Votes	% of Total Votes	Votes	% of Total Votes	Votes	% of Total Votes
370,456,332	99.7%	972,224	0.3%	294,042	0.1%

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STEELCASE INC.

By:	/s/ Mark T. Mossing
Mark T. Mossing Corporate Controller and Chief Accounting Officer (Duly Authorized Officer and Principal Financial Officer)
Date: July 18, 2014